                                  EXHIBIT 3.2

                                  CERTIFICATE
            FOR RENEWAL AND REVIVAL OF CERTIFICATE OF INCORPORATION
                                      OF
                        WORLD IMPORTS - U. S. A., INC.

       World Imports - U. S. A., Inc., a corporation organized under the laws of Delaware, the Certificate of Incorporation of which was filed in the office of the Secretary of State on the 11th day of April, 1983 and thereafter voided for non-payment of taxes, now desiring to procure a revival of its Certificate of Incorporation, hereby certifies as follows:

       1. The name of the corporation is World Imports - U. S. A., Inc.

       2. Its registered office in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle and the name of its registered agent at such address is The Corporation Trust Company.

       3. The date when revival of the Certificate of Incorporation of this corporation is to commence is the 28th day of February, 1987, same being prior to the date the Certificate of Incorporation became void. Revival of the Certificate of Incorporation is to be perpetual.

       4. This corporation was duly organized under the laws of Delaware and carried on the business authorized by its Certificate of Incorporation until the 1st day of March, 1987, at which time its Certificate of Incorporation became inoperative and void for non-payment of taxes and this Certificate of Renewal and Revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of Delaware.

       IN WITNESS WHEREOF, said World Imports - U. S. A., Inc. in compliance with Section 312 of Title 8 of the Delaware Code has caused this Certificate to be signed by Michael Castoro its last and acting President and attested by Kathleen Histon, its last and acting Secretary, this 29th day of June, 1993.

                                        WORLD IMPORTS - U. S. A., INC.

                                        By /s/ Michael Castoro
                                           -----------------------------
                                           Michael Castoro
                                           Last and Acting President
ATTESTED:

By /s/ Kathleen Histon
   --------------------------------
   Kathleen Histon
   Last and Acting Secretary